Exhibit 99.1
For Additional Information Contact:

Charles A. Caswell,	Robin S. Leslie
Chief Financial Officer	Investor Relations
(704) 688-1112	(704) 688-4505
FOR IMMEDIATE RELEASE

January 23, 2006
First Charter Reports Record Quarterly Net Interest Income
Benefits From Loan and Deposit Growth and
Previously Reported Balance Sheet Repositioning
Fourth Quarter 2005 Highlights
•	Net Interest Income on a Taxable Equivalent Basis Increases to $32.5 Million.

•	Net Income (Loss) of $(8.3) Million due to Previously Reported Balance Sheet Repositioning.

•	Commercial and Consumer Loan Growth Drives $296.0 Million, or 12%, Increase in Total Loan Average Balances (excluding 2005 Mortgage Loan Purchase) Compared to Fourth Quarter 2004.

•	Strong Money Market and Noninterest Bearing Deposit Growth Drives $111.7 Million, or 8%, Increase in Core Deposit Average Balances Compared to Fourth Quarter 2004.

•	Net Interest Margin Improves 35 Basis Points During the Quarter to 3.27%.

•	Securities Portfolio Yields Improve 32 Basis Points; Portfolio Reduced to 23% of Earning Assets versus 40% a Year Ago, Returning Focus to Core Bank.

•	First Charter Enters Raleigh With One Branch; Three More to Follow in 2006 First Quarter

CHARLOTTE, North Carolina – First Charter Corporation (NASDAQ: FCTR) today reported continued strong core revenue growth driven by increased fee-based revenues and an improved net interest margin. As previously reported, an approximate $20.0 million after-tax charge resulting from a series of balance sheet initiatives, which included the sale of securities and the extinguishment of debt and interest rate swaps, resulted in net income (loss) of $(8.3) million, or $(0.27) per diluted share in the fourth quarter of 2005. This compares to net income of $11.6 million, or $0.38 per diluted share, in the same quarter of 2004.
Net income for 2005 totaled $25.3 million, or $0.82 per diluted share, a decrease from net income of $42.4 million, or $1.40 per diluted share for 2004. The decrease was driven by the previously discussed balance sheet repositioning charges.
Return on average assets and return on average equity were (.77) percent and (10.21) percent, respectively, for the fourth quarter of 2005 compared to 1.04 percent and 14.73 percent for the fourth quarter of 2004. For 2005, return on average assets and return on average equity were .56 percent and 7.86 percent, respectively, compared to .98 percent and 14.05 percent for 2004.
“This quarter caps a year of transition for our company,” said Bob James, President & CEO of First Charter Corporation. “As we mentioned in our third quarter earnings announcement, the balance sheet repositioning executed in October will improve our net interest margin, our earnings, and our capital ratios. Most significantly, these initiatives allow us to renew our focus on our core business, which is taking care of our customers.”
Financial Highlights

	For the Three Months		For the Twelve Months
(Dollars in thousands,	Ended December 31		Ended December 31
except per share data)	2005	2004	2005	2004
Earnings
Total revenues (1)	$31,969	$47,112	$175,096	$183,906
Net income	(8,330)	11,559	25,311	42,442
Diluted earnings per share	(0.27)	0.38	0.82	1.40

Financial Ratios
Return on average assets	(0.77)%	1.04%	0.56%	0.98%
Return on average equity	(10.21)	14.73	7.86	14.05
Efficiency-taxable equivalent ratio (2)	59.70	58.41	60.05	60.44

Average Balance Sheet
Loans, net	$2,932,195	$2,444,827	$2,795,711	$2,363,107
Securities	1,028,477	1,637,050	1,361,507	1,623,101
Total assets	4,303,821	4,426,604	4,489,083	4,322,727
Total deposits	2,838,566	2,614,161	2,740,742	2,544,865
Other borrowings	1,099,350	1,441,129	1,375,910	1,428,124
Shareholders’ equity	323,753	312,122	322,226	302,101

Asset Quality Ratios (3)
Past due loans over 30 days as a percentage of loans	0.50%	0.51%	0.50%	0.51%
Allowance for loan losses as a percentage of loans	0.98	1.10	0.98	1.10
Allowance for loan losses as a percentage of nonaccrual loans	265.69	192.35	265.69	192.35
Net charge-offs as a percentage of average loans-annualized	0.39	0.30	0.27	0.28

(1)	Net interest income plus noninterest income.

(2)	Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

(3)	Ratios exclude loans held for sale.

Double Digit Loan Growth
Total loan average balances increased $487.4 million, or 20 percent, to $2.93 billion compared to the same quarter a year ago. The purchase of adjustable rate mortgage (ARM) loans in the first quarter of 2005 accounted for $191.4 million of the increase. Commercial and construction loan average balances increased $164.8 million, or 12 percent, while consumer and home equity loan average balances increased $82.1 million, or 11 percent. Mortgage loan average balances increased $45.9 million, or 13 percent, excluding the first quarter mortgage loan purchase.
For 2005, total average loan balances grew $432.6 million, or 18 percent, compared to 2004. The first quarter mortgage loan purchase accounted for $178.9 million of the growth.
“Our strong commercial loan growth reflects the impact of the new commercial lenders we hired throughout the year in Charlotte and Raleigh,” said Bob James. “As we look forward to 2006, we expect most of our loan growth to occur in the commercial and consumer categories.”
Core Deposit Balances Continue to Build
First Charter’s focus on building core deposits (money market, demand and savings accounts) yielded strong growth during the quarter. Core deposit average balances increased $93.3 million, or 27 percent annualized, compared to the third quarter of 2005. Compared with the year ago quarter, core deposit average balances increased $111.7 million, or 8 percent. The increase was driven by a $61.1 million, or 12 percent, increase in money market average balances and a $35.4 million, or 9 percent, increase in noninterest bearing demand deposit average balances.
Certificate of deposit (CD) average balances grew by $16.8 million, or 2 percent, compared with the fourth quarter of 2004. Average CD balances fell, however, by $61.5 million compared to the third quarter of 2005 due to a conscious effort to refrain from aggressively pricing a large concentration of ten-month CDs that had been gathered with premium pricing in the fall of 2004.
Presence in Raleigh Market Expands
On October 3, 2005 First Charter opened its first full-service financial center in Raleigh, offering a full suite of banking services to individuals and small businesses, commercial lending, mortgages, and brokerage services. In addition, during the fourth quarter of 2005 First Charter added 24 ATMs in the Raleigh market. As previously announced, the Corporation will expand its presence in the Raleigh area by opening three additional financial centers in the first quarter of 2006.
“Our entry into the Raleigh market represents a significant milestone in the evolution of First Charter. We entered Raleigh during the first quarter of 2005 with a team of experienced lenders focused on residential mortgage and construction lending. Our achievements in the ensuing months confirmed our view that the Raleigh area is a great market, and our delivery of exceptional service quality would be well received by both consumers and businesses there,” James commented.
Additionally, First Charter added a new financial center in Charlotte on October 24, 2005, bringing its total number of financial centers to 55. First Charter also opened a commercial loan production office in Asheville in the fourth quarter of 2005.

Balance Sheet Repositioning Begins to Pay Off — Net Interest Margin Improves 35 Basis Points
As discussed in detail in its third quarter earnings release, First Charter executed a series of balance sheet initiatives on October 20 and 21, 2005 designed to:
•	Improve net interest income and the net interest margin

•	Reduce the size of the investment portfolio and reliance on wholesale funding

•	Improve interest rate risk and liquidity risk profiles

•	Strengthen capital ratios (in addition to issuing $25 million in Trust Preferred Securities late in the third quarter)
Specifically, First Charter deleveraged its balance sheet by approximately $446 million, or 10 percent of its asset size, through the sale of $466 million in fixed-rate investment securities, using the proceeds to extinguish approximately $446 million in debt and terminate $222 million of related interest rate swaps. First Charter recognized an approximate $20 million after-tax charge as a result of executing these initiatives.
First Charter began to realize the benefits from these initiatives in late October, once these transactions mentioned above settled.
The net interest margin on a tax equivalent basis increased 35 basis points to 3.27 percent in the fourth quarter of 2005 from 2.92 percent for the third quarter of 2005 and represents a 12 basis point improvement from 3.15 percent in the year ago quarter. Management expects further margin improvement in the first quarter of 2006 following a full quarter of recognizing the benefits from the balance sheet repositioning.
Compared to the third quarter of 2005, earning asset yields increased 45 basis points. This was driven by two factors. First, securities yields increased 32 basis points to 4.16 percent while loan yields increased 29 basis points to 6.57 percent. Second, as a result of the balance sheet repositioning, the percentage of lower yielding investment securities to total earning assets was reduced from 32 percent at the end of September to 23 percent at the end of December. A year ago, the securities portfolio represented 40 percent of earning assets. Over the past year, the portfolio was reduced by $753.6 million, or 46 percent, to $899.1 million. The duration of the remaining securities portfolio was approximately 2.5 years at December 31, 2005.
A similar benefit was realized on the liability side of the balance sheet. The cost of interest bearing liabilities increased only 15 basis points during the quarter to 3.02 percent. This was comprised of a 27 basis point increase in interest bearing deposit costs to 2.67 percent while other borrowing costs increased only 14 basis points to 3.78 percent. Also, as a result of the balance sheet repositioning, the percentage of higher- cost wholesale borrowings was reduced from 41 to 33 percent of total liabilities.
First Charter reported record quarterly net interest income on a tax equivalent basis of $32.5 million, representing a $0.9 million, or 3 percent, increase over the third quarter of 2005, and a $0.1 million increase over the year ago quarter.
For 2005, the net interest margin on a tax equivalent basis decreased to 3.05 percent compared to 3.14 percent for 2004. Since the balance sheet repositioning occurred in the fourth quarter of 2005, the benefit to the margin for the year was minimal.

Noninterest Income Impacted by Balance Sheet Repositioning
Fourth quarter noninterest income totaled $39 thousand compared to $15.3 million for the fourth quarter of 2004. Included in the totals were securities gains (losses) of $(16.7) million for the fourth quarter of 2005 resulting from the balance sheet repositioning compared to securities gains of $0.3 million for the fourth quarter of 2004. Excluding securities gains and losses, noninterest income increased $1.7 million, or 11 percent, to $16.7 million. Increases in deposit, ATM, debit card, mortgage, and financial management revenues were key contributors to the growth. The Corporation incurred approximately $(0.1) million in losses in its SBIC / Venture Capital portfolio, a loss that was approximately equal to charges taken in the same portfolio in the fourth quarter of 2004. In addition, $0.6 million of property sale gains were recognized in the fourth quarter of 2005 compared to no similar gain in the fourth quarter of 2004.
For 2005, noninterest income totaled $50.2 million compared to $60.9 million for 2004. Securities gains (losses) of $(16.7) million were recognized in 2005 compared to securities gains of $2.4 million in 2004. Excluding securities gains and losses, noninterest income increased $8.4 million, or 14 percent. Increases in deposit, ATM, debit card, mortgage, and insurance revenues were key contributors to the growth. In addition, property sale gains were $1.9 million for 2005 compared to $0.8 million for 2004 and 2005 included $0.9 million related to bank owned life insurance payments versus none in 2004.
Noninterest Expense Impacted by Balance Sheet Repositioning
Noninterest expense for the fourth quarter of 2005 totaled $44.0 million and included a $7.8 million charge to terminate derivative transactions and a $6.9 million charge due to the early extinguishment of debt, both of which related to the balance sheet repositioning. Excluding these charges, noninterest expense was $29.4 million. This compares to fourth quarter 2004 noninterest expense of $27.7 million. The increase was due to a $1.9 million increase in salaries and employee benefits related to additional personnel, increased commission-based compensation and higher medical costs. Part of the increase in medical costs was related to an acceleration of health insurance claims from the Corporation’s third party benefits administrator in connection with the transition to a new administrator in 2006. In addition, marketing expense increased $0.5 million due, in part, to increased activity in advertising and public relations. Included in the marketing and other expense lines were approximately $0.3 million in back state sales and use taxes primarily related to direct mail and consulting services over the past three years. Partially offsetting these increases was a $1.1 million decrease in occupancy and equipment expense due to a $1.4 million correction related to the Corporation’s fixed asset records. This adjustment was made after the Corporation conducted a thorough fixed asset inventory in 2005.
Noninterest expense for 2005 totaled $131.2 million compared to $111.0 million for 2004. The year over year comparison of noninterest expense was impacted by several unique transactions, including: a $7.8 million charge to terminate derivative transactions in 2005; $6.9 million charge due to the early extinguishment of debt in 2005; the previously mentioned $1.4 million fixed asset correction; a $1.1 million expense associated with a legacy employee benefit plan in 2005; and a $1.0 million expense associated with the former CFO’s retirement in 2005. Excluding these items, noninterest expense increased $4.8 million, or 4 percent, to $115.9 million. Expenses related to the Raleigh market expansion contributed approximately $1.2 million towards the increase in noninterest expense. Additionally, there was an increase in salaries and employee benefits related to additional personnel, increased commission-based compensation and higher medical costs; an increase in occupancy and equipment, excluding the fixed asset correction, due to additional financial center lease and depreciation expenses; the above mentioned back sales tax payment, and an increase in data processing expenses due to increased debit card processing and software maintenance expenses.
Income Tax Expense
An income tax benefit of $5.5 million was recognized in the fourth quarter of 2005 compared to an income tax expense of $6.1 million for the fourth quarter of 2004. The income tax benefit for the fourth quarter was due to a decrease in the estimated 2005 effective tax rate resulting from a charge related to the previously mentioned balance sheet repositioning. The income tax expense for the year ended December 31, 2005 amounted to $9.2 million for an effective tax rate of 26.7 percent, compared to $22.0 million for an effective tax rate of 34.2 percent for the year ended December 31, 2004. The decrease in the income tax expense and the effective tax rate for 2005 was attributable to lower income and the reduction in previously accrued taxes due to reduced risk on certain tax contingencies. Management currently believes that the effective tax rate for 2006 will be similar to that recorded in 2004.
Efficiency Ratio
The efficiency ratio for 2005 was 60.1 percent compared to 60.4 percent for 2004. The calculation of the efficiency ratio excludes the impact of securities sales in both years, and the charges related to the balance sheet repositioning in 2005.
Asset Quality Remains Sound
Nonperforming assets totaled $15.9 million at December 31, 2005, representing a $1.9 million decrease from a year ago and a $2.8 million increase from September 30, 2005. The increase from September 30, 2005 was primarily due to $1.8 million of a $3.0 million commercial loan moving to nonaccrual status during the fourth quarter. Approximately $1.1 million of the original loan balance was charged-off and $0.2 million in previously accrued interest income was reversed and applied against principal. Of the remaining $1.8 million balance, $1.6 million was paid down in January 2006. Nonperforming assets as a percentage of total loans and other real estate owned increased to 0.54 percent at December 31, 2005 compared to 0.45 percent at September 30, 2005.
Net charge-offs increased to 0.39 percent of average total loans in the fourth quarter of 2005 from 0.30 percent in the same quarter a year ago, and 0.28 percent in the third quarter of 2005. Net charge-offs for the fourth quarter of 2005 were impacted by the one commercial loan mentioned above. As discussed above, a charge-off of $1.1 million was taken for this loan against specific reserves that had been previously provided for in the allowance for loan losses. Net charge-offs as a percent of average total loans for 2005 was 0.27 percent compared to 0.28 percent for 2004.
The allowance for loan losses as a percent of total loans was 0.98 percent at December 31, 2005, a decrease from 1.02 percent at September 30, 2005 and 1.10 percent at December 31, 2004. The lower allowance for loan loss ratio is related to the increased proportion of lower-risk mortgage and home equity loans in the loan portfolio, the Corporation’s improved credit quality trends, and the removal of the previously discussed commercial loan loss allowance. The provision for loan losses was $1.8 million both for the three months ended December 31, 2005 and December 31, 2004. For 2005, the provision for loan losses was $9.3 million, exceeding net charge-offs of $7.5 million. This is compared to a provision for loan losses of $8.4 million for 2004 and net charge-offs of $6.6 million.

FAS 123r
The Corporation expects to incur approximately $0.9 million in expense in 2006 for stock option grants made prior to 2006 due to the adoption of FAS 123r. There were no similar charges recognized by the Corporation in prior years. The Corporation is in the process of a thorough review of all of its equity-based compensation programs. One outcome of this review is that the Corporation may increase the proportion of compensation awarded through restricted stock grants and correspondingly reduce the proportion of compensation awarded through stock options. The Corporation will provide additional guidance on expected costs related to stock options and restricted stock grants following completion of this review and approval of the 2006 compensation plan by its Board of Directors.
Conference Call
The First Charter executive management team will be available via telephone conference to discuss the contents of this press release on Tuesday, January 24, 2006 at 10:00 a.m. EST. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants
Live Conference Call	800-379-3953	706-679-5254
	ID # 3998790	ID # 3998790

	www.FirstCharter.com	www.FirstCharter.com
Internet Live and Replay	“Investor Relations” section	“Investor Relations” section
	SHOW # 283623	SHOW # 283623

Audio Replay	800-642-1687	706-645-9291
	ID # 3998790	ID # 3998790
Corporate Profile
First Charter Corporation is a regional financial services company with assets of $4.2 billion and is the holding company for First Charter Bank. First Charter operates 55 financial centers, four insurance offices and 137 ATMs located throughout North Carolina. First Charter also operates loan origination offices in Asheville, North Carolina and Reston, Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.
Forward Looking Statements
This news release may contain certain forward looking statements which involve certain risks and uncertainties. Various factors may cause actual results to differ materially from those contemplated by such forward looking statements. For further information and a summary of certain of the factors which could affect the accuracy of these forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. First Charter undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/2005	12/31/2004	Amount	Percentage

BALANCE SHEET
ASSETS:
Cash and due from banks	$119,080	$90,238	$28,842	32.0%
Federal funds sold	2,474	1,589	885	55.7
Interest earning bank deposits	3,998	6,184	(2,186)	(35.3)
Securities available for sale	899,111	1,652,732	(753,621)	(45.6)
Loans held for sale	6,447	5,326	1,121	21.0
Loans
Commercial Real Estate	780,597	776,474	4,123	0.5
Commercial Non Real Estate	233,409	212,031	21,378	10.1
Construction	517,392	332,264	185,128	55.7
Mortgage	573,007	347,606	225,401	64.8
Consumer	358,592	304,151	54,441	17.9
Home equity	482,921	467,166	15,755	3.4

Total loans	2,945,918	2,439,692	506,226	20.7
Less: Unearned income	(173)	(291)	118	(40.5)
Allowance for loan losses	(28,725)	(26,872)	(1,853)	6.9

Loans, net	2,917,020	2,412,529	504,491	20.9

Other assets	284,290	263,007	21,283	8.1

Total assets	$4,232,420	$4,431,605	$(199,185)	(4.5)%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$429,758	$377,793	$51,965	13.8%
Interest checking and savings	488,115	468,292	19,823	4.2
Money market deposits	559,865	478,314	81,551	17.0
Retail certificates of deposit	916,569	967,884	(51,315)	(5.3)
Wholesale certificates of deposit	405,172	317,563	87,609	27.6

Total deposits	2,799,479	2,609,846	189,633	7.3
Other borrowings
Retail other borrowings	170,094	139,039	31,055	22.3
Wholesale other borrowings	898,479	1,310,697	(412,218)	(31.5)

Total other borrowings	1,068,573	1,449,736	(381,163)	(26.3)
Other liabilities	40,772	57,336	(16,564)	(28.9)

Total liabilities	3,908,824	4,116,918	(208,094)	(5.1)

Total shareholders’ equity	323,596	314,687	8,909	2.8

Total liabilities and shareholders’ equity	$4,232,420	$4,431,605	$(199,185)	(4.5)%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,795,711	$2,363,107	$432,604	18.3%
Securities	1,361,507	1,623,101	(261,594)	(16.1)
Interest earning assets	4,164,969	4,004,678	160,291	4.0
Assets	4,489,083	4,322,727	166,356	3.8
Noninterest bearing deposits	398,158	362,038	36,120	10.0
Interest checking and savings	466,969	448,704	18,265	4.1
Money market deposits	496,982	522,232	(25,250)	(4.8)
Retail certificates of deposit	968,750	904,907	63,843	7.1
Wholesale certificates of deposit	409,882	306,983	102,899	33.5
Deposits	2,740,742	2,544,865	195,877	7.7
Other borrowings	1,375,910	1,428,124	(52,214)	(3.7)
Interest bearing liabilities	3,718,494	3,610,950	107,544	3.0
Shareholders’ equity	322,226	302,101	20,125	6.7

			As of / For the Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$26.66	$25.73	$23.34	$25.74	$28.11
Low	22.34	22.25	20.85	22.33	25.00
End of period	23.66	24.48	21.97	22.59	26.17
Book Value	10.53	10.82	10.73	10.31	10.47
Tangible Book Value	9.79	10.08	9.99	9.56	9.70
Market Capitalization	727,235,906	749,010,521	670,822,115	683,929,554	786,519,880
Weighted average shares — basic	30,678,743	30,575,440	30,409,307	30,234,683	29,973,996
Weighted average shares — diluted	30,678,743	30,891,887	30,679,636	30,630,601	30,605,826
End of period shares outstanding	30,736,936	30,596,835	30,533,551	30,275,766	30,054,256

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

BALANCE SHEET
ASSETS:
Cash and due from banks	$119,080	$123,489	$104,886	$110,745	$90,238
Federal funds sold	2,474	1,997	2,250	1,951	1,589
Interest earning bank deposits	3,998	5,885	3,167	5,507	6,184
Securities available for sale	899,111	1,374,163	1,412,885	1,440,494	1,652,732
Loans held for sale	6,447	7,309	8,159	6,006	5,326
Loans
Commercial Real Estate	780,597	795,362	785,718	774,088	776,474
Commercial Non Real Estate	233,409	227,762	219,029	210,990	212,031
Construction	517,392	484,911	444,125	347,877	332,264
Mortgage	573,007	582,673	581,257	582,893	347,606
Consumer	358,592	346,772	328,163	310,690	304,151
Home equity	482,921	492,881	500,080	477,884	467,166

Total loans	2,945,918	2,930,361	2,858,372	2,704,422	2,439,692
Less: Unearned income	(173)	(216)	(213)	(232)	(291)
Allowance for loan losses	(28,725)	(29,788)	(29,032)	(27,483)	(26,872)

Loans, net	2,917,020	2,900,357	2,829,127	2,676,707	2,412,529

Other assets	284,290	286,522	272,762	271,643	263,007

Total assets	$4,232,420	$4,699,722	$4,633,236	$4,513,053	$4,431,605

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$429,758	$420,531	$406,982	$402,986	$377,793
Interest checking and savings	488,115	481,293	475,643	472,063	468,292
Money market deposits	559,865	580,312	440,117	455,870	478,314
Retail certificates of deposit	916,569	938,871	994,671	971,199	967,884
Wholesale certificates of deposit	405,172	451,986	433,972	400,590	317,563

Total deposits	2,799,479	2,872,993	2,751,385	2,702,708	2,609,846
Other borrowings
Retail other borrowings	170,094	116,562	118,557	115,836	139,039
Wholesale other borrowings	898,479	1,321,826	1,384,765	1,335,920	1,310,697

Total other borrowings	1,068,573	1,438,388	1,503,322	1,451,756	1,449,736
Other liabilities	40,772	57,296	50,831	46,335	57,336

Total liabilities	3,908,824	4,368,677	4,305,538	4,200,799	4,116,918

Total shareholders’ equity	323,596	331,045	327,698	312,254	314,687

Total liabilities and shareholders’ equity	$4,232,420	$4,699,722	$4,633,236	$4,513,053	$4,431,605

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,932,195	$2,904,954	$2,788,438	$2,551,876	$2,444,827
Securities	1,028,477	1,420,033	1,441,853	1,560,874	1,637,050
Interest earning assets	3,969,620	4,331,780	4,236,232	4,122,175	4,101,708
Assets	4,303,821	4,665,301	4,543,846	4,439,768	4,426,604
Noninterest bearing deposits	424,118	417,013	387,898	372,861	388,725
Interest checking and savings	469,594	469,283	469,752	459,101	454,418
Money market deposits	581,324	495,401	438,065	471,955	520,187
Retail certificates of deposit	930,395	993,352	981,600	969,822	918,955
Wholesale certificates of deposit	433,135	437,116	412,075	356,057	331,875
Deposits	2,838,566	2,812,165	2,689,390	2,629,795	2,614,161
Other borrowings	1,099,350	1,471,482	1,491,636	1,443,909	1,441,129
Interest bearing liabilities	3,513,797	3,866,634	3,793,128	3,700,843	3,666,565
Shareholders’ equity	323,753	328,115	320,412	316,476	312,122

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/2005	12/31/2004	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$59,231	$50,650	$8,581	16.9%
Interest expense	26,710	18,275	8,435	46.2

Net interest income — taxable equivalent	32,521	32,375	146	0.5
Less: taxable equivalent adjustment	592	565	27	4.8

Net interest income	31,929	31,810	119	0.4
Provision for loan losses	1,795	1,825	(30)	(1.6)

Net interest income after provision for loan losses	30,134	29,985	149	0.5
Noninterest income	39	15,302	(15,263)	(99.7)
Noninterest expense	44,046	27,677	16,369	59.1

Income before income taxes	(13,873)	17,610	(31,483)	(178.8)
Income tax expense	(5,543)	6,051	(11,594)	(191.6)

Net income	$(8,330)	$11,559	$(19,889)	(172.1)%

EARNINGS PER SHARE DATA
Basic	$(0.27)	$0.39	$(0.66)	(169.2)%
Diluted	(0.27)	0.38	(0.65)	(171.1)
Weighted average shares — basic	30,678,743	29,973,996
Weighted average shares — diluted	30,678,743	30,605,826
Dividends paid on common shares	$0.190	$0.190	$—	—%
PERFORMANCE RATIOS
Return on average assets	(0.77)%	1.04%
Return on average equity	(10.21)	14.73
Efficiency — taxable equivalent (*)	59.70	58.41

	For the Three Months Ended
	12/31/2005	12/31/2004

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(16,671)	$296
Recovery on sale of overdraft deposit accounts	—	222
Equity method investment loss	(68)	(49)
Gain on sale of properties	571	—
Noninterest expense
Fixed asset correction	(1,386)
Debt extinguishment expense	6,884	—
Derivative termination costs	7,770	—
Notes: Applicable ratios are annualized.

* — Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/2005	12/31/2004	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$226,941	$189,459	$37,482	19.8%
Interest expense	99,722	64,293	35,429	55.1

Net interest income — taxable equivalent	127,219	125,166	2,053	1.6
Less: taxable equivalent adjustment	2,336	2,156	180	8.3

Net interest income	124,883	123,010	1,873	1.5
Provision for loan losses	9,343	8,425	918	10.9

Net interest income after provision for loan losses	115,540	114,585	955	0.8
Noninterest income	50,213	60,896	(10,683)	(17.5)
Noninterest expense	131,222	111,017	20,205	18.2

Income before income taxes	34,531	64,464	(29,933)	(46.4)
Income taxes	9,220	22,022	(12,802)	(58.1)
Net income	$25,311	$42,442	$(17,131)	(40.4)%

EARNINGS PER SHARE DATA
Basic	$0.83	$1.42	$(0.59)	(41.5)%
Diluted	0.82	1.40	(0.58)	(41.4)
Weighted average shares — basic	30,457,573	29,859,683
Weighted average shares — diluted	30,784,406	30,277,063
Dividends paid on common shares	$0.76	$0.75	$0.01	1.3%

PERFORMANCE RATIOS
Return on average assets	0.56%	0.98%
Return on average equity	7.86	14.05
Efficiency — taxable equivalent (*)	60.05	60.44

	For the Twelve Months Ended
	12/31/2005	12/31/2004
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(16,690)	$2,383
Gain on sale of deposits and loans	—	339
Recovery on sale of overdraft deposit accounts	—	222
Equity method investment loss	(271)	(349)
Gain on sale of properties	1,854	777
Bank owned life insurance payment	925	—
Noninterest expense
Employee benefit plan modification	1,079	—
Separation agreement	1,010	—
Financial management charge	166	—
Fixed asset correction	(1,386)
Debt extinguishment expense	6,884	—
Derivative termination costs	7,770	—
Notes: Applicable ratios are annualized.

*	— Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries	(NASDAQ: FCTR)
Quarterly Earnings Release

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$48,505	$45,941	$42,016	$36,499	$34,426
Interest on securities	10,646	13,660	14,145	15,306	16,137
Other interest income	80	53	38	52	87

Total interest income — taxable equivalent	59,231	59,654	56,199	51,857	50,650

Interest expense
Interest on deposits	16,245	14,487	12,210	10,514	9,690
Other interest expense	10,465	13,503	12,104	10,194	8,585

Total interest expense	26,710	27,990	24,314	20,708	18,275

Net interest income — taxable equivalent	32,521	31,664	31,885	31,149	32,375
Less: Taxable equivalent adjustment	592	574	595	575	565

Net interest income	31,929	31,090	31,290	30,574	31,810
Provision for loan losses	1,795	2,770	2,878	1,900	1,825

Net interest income after provision for loan losses	30,134	28,320	28,412	28,674	29,985

Noninterest income
Service charges on deposit accounts	7,191	7,321	7,061	6,236	6,832
Financial management income	1,366	1,358	1,596	1,580	1,199
Gain (loss) on sale of securities	(16,671)	12	18	(49)	296
Loss from equity method investments	(68)	29	(174)	(58)	(49)
Mortgage loan fees	789	873	817	394	359
Brokerage services income	636	888	793	802	628
Insurance services income	2,953	2,796	3,099	3,512	3,140
Bank owned life insurance	859	863	1,762	827	856
Gain on sale of properties	571	566	188	529	—
Other noninterest income	2,413	2,337	2,157	2,041	2,041

Total noninterest income	39	17,043	17,317	15,814	15,302

Noninterest expense
Salaries and employee benefits	16,217	15,901	15,908	15,569	14,323
Occupancy and equipment	3,395	4,344	4,687	4,381	4,495
Data processing	1,412	1,310	1,333	1,321	1,221
Marketing	1,447	1,076	1,065	1,080	966
Postage and supplies	1,172	1,092	1,187	1,208	1,178
Professional services	2,299	2,064	1,984	1,913	2,237
Telephone	578	537	551	528	501
Amortization of intangibles	152	129	126	131	135
Debt extinguishment expense	6,884	—	—	—	—
Derivative termination costs	7,770	—	—	—	—
Other noninterest expense	2,720	2,490	2,523	2,738	2,621

Total noninterest expense	44,046	28,943	29,364	28,869	27,677

Income before taxes	(13,873)	16,420	16,365	15,619	17,610
Income tax expense	(5,543)	4,368	5,085	5,310	6,051

Net income	$(8,330)	$12,052	$11,280	$10,309	$11,559

EARNINGS PER SHARE DATA
Basic	$(0.27)	$0.39	$0.37	$0.34	$0.39
Diluted	(0.27)	0.39	0.37	0.34	0.38
Dividends paid on common shares	0.190	0.190	0.190	0.190	0.190

PERFORMANCE RATIOS
Return on average assets	(0.77)%	1.02%	1.00%	0.94%	1.04%
Return on average equity	(10.21)	14.57	14.12	13.21	14.73
Efficiency — taxable equivalent (*)	59.70	59.44	59.70	61.41	58.41
Noninterest income as a percentage of total income	0.12	35.41	35.63	34.09	32.48
Equity as a percentage of total assets	7.65	7.04	7.07	6.92	7.10
Tangible equity as a percentage of total assets	7.10	6.58	6.58	6.41	6.58
Tier 1 Capital to Risk Adjusted Assets	11.20	11.37	10.70	9.89	10.08
Total Capital to Risk Adjusted Assets	12.06	12.25	11.58	10.78	10.99

	As of / For the Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(16,671)	$12	$18	$(49)	$296
Recovery on sale of overdraft deposit accounts	—	—	—	—	222
Equity method investment (loss) gain	(68)	29	(174)	(58)	(49)
Gain on sale of properties	571	566	188	529	—
Bank owned life insurance payment	—	—	925	—	—
Noninterest expense
Employee benefit plan modification	—	—	1,079	—	—
Separation agreement	—	—	—	1,010	—
Financial management charge	—	—	—	166	—
Fixed asset correction	(1,386)	—	—	—	—
Debt extinguishment expense	6,884	—	—	—	—
Derivative termination costs	7,770	—	—	—	—

Notes: Applicable ratios are annualized.

*	— Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries	(NASDAQ: FCTR)
Quarterly Earnings Release

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	12/31/2005		9/30/2005		6/30/2005		3/31/2005		12/31/2004

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$29,788		$29,032		$27,483		$26,872		$26,859
Provision for loan losses	1,795		2,770		2,878		1,900		1,825
Charge-offs	(3,021)		(2,197)		(1,516)		(1,918)		(2,063)
Recoveries	163		183		187		629		251

Net charge-offs	(2,858)		(2,014)		(1,329)		(1,289)		(1,812)

Ending balance	$28,725		$29,788		$29,032		$27,483		$26,872

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$10,811		$7,071		$9,858		$9,282		$13,970
Other real estate	5,124		6,079		6,390		7,648		3,844

Total nonperforming assets	15,935		13,150		16,248		16,930		17,814

Loans 90 days or more past due accruing interest	—		—		—		—		—

Total	$15,935		$13,150		$16,248		$16,930		$17,814

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.37%		0.24%		0.34%		0.34%		0.57%
Nonperforming assets as a percentage of total assets	0.38		0.28		0.35		0.38		0.40
Nonperforming assets as a percentage of total loans and other real estate	0.54		0.45		0.57		0.62		0.73
Net charge-offs as a percentage of average loans (annualized)	0.39		0.28		0.19		0.21		0.30
Allowance for loan losses as a percentage of loans	0.98		1.02		1.02		1.02		1.10
Ratio of allowance for loan losses to:
Net charge-offs (annualized)	2.53	x	3.73	x	5.45	x	5.26	x	3.73	x
Nonaccrual loans	2.66		4.21		2.95		2.96		1.92

	As of / For the Twelve Months Ended				Increase (Decrease)
	12/31/2005		12/31/2004		Amount	Percentage

Allowance for Loan Losses
Beginning balance	$26,872		$25,607		$1,265	4.9%
Provision for loan losses	9,343		8,425		918	10.9
Allowance related to loans sold	—		(584)		584	(100.0)
Charge-offs	(8,652)		(8,552)		100	1.2
Recoveries	1,162		1,976		(814)	(41.2)

Net charge-offs	(7,490)		(6,576)		914	13.9

Ending balance	$28,725		$26,872		$1,853	6.9%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans	0.27%		0.28%
Ratio of allowance for loan losses to net charge-offs	3.84	x	4.10	x

	For the Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

ANNUALIZED INTEREST YIELDS / RATES (**)
Interest income:
Yield on loans and loans held for sale	6.57%	6.28%	6.04%	5.80%	5.60%
Yield on securities	4.16	3.84	3.92	3.92	3.94

Yield on interest earning assets	5.93	5.48	5.32	5.08	4.92

Interest expense:
Cost of interest bearing deposits	2.67	2.40	2.13	1.89	1.73
Other borrowings
Cost of retail borrowings	1.88	1.80	1.46	1.10	0.95
Cost of wholesale borrowings	3.99	3.82	3.40	2.98	2.48

Cost of total borrowings	3.78	3.64	3.21	2.82	2.37

Cost of interest bearing liabilities	3.02	2.87	2.55	2.25	1.98

Interest rate spread	2.91	2.61	2.77	2.83	2.94

Net yield on earning assets	3.27%	2.92%	3.03%	3.06%	3.15%

Notes:	Applicable ratios are annualized.
(*) — Excludes loans held for sale.
(**) — Fully taxable equivalent yields. The calculation of the yield on securities for 2004 has been adjusted to reflect a correction in the taxable equivalent adjustment.